EXHIBIT 99.1

CB Financial Services, Inc.
Announces First Quarter 2026 Financial Results and
Declares Quarterly Cash Dividend

WASHINGTON, PA., April 22, 2026 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”), today announced its first quarter 2026 financial results.

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
(Dollars in thousands, except per share data) (Unaudited)

Net Income (Loss) (GAAP)	$3,867	$4,742	$(5,696)	$3,949	$1,909
Net Income Adjustments	(13)	(943)	9,623	—	808
Adjusted Net Income (Non-GAAP) (1)	$3,854	$3,799	$3,927	$3,949	$2,717

Earnings (Loss) per Common Share - Diluted (GAAP)	$0.73	$0.89	$(1.07)	$0.74	$0.35
Adjusted Earnings per Common Share - Diluted (Non-GAAP) (1)	$0.72	$0.72	$0.74	$0.74	$0.50

Income (Loss) Before Income Tax Expense (GAAP)	$4,581	$5,270	$(7,020)	$4,715	$2,336
Net Provision (Recovery) for Credit Losses	241	362	259	8	(40)
Pre-Provision Net Revenue (“PPNR”)	$4,822	$5,632	$(6,761)	$4,723	$2,296
Net Income Adjustments	(16)	(765)	11,752	—	1,023
Adjusted PPNR (Non-GAAP) (1)	$4,806	$4,867	$4,991	$4,723	$3,319
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures and reconciliation of adjusted net income and adjusted earnings per common share - diluted as presented later in this Press Release.
2026 First Quarter Financial Highlights
•Total assets were $1.58 billion at March 31, 2026, an increase of $35.6 million from December 31, 2025. Strong deposit growth augmented cash balances and funded investment security purchases. The Bank continues to focus efforts on repositioning the balance sheet to maximize earnings while maintaining a stable risk profile. These strategic movements include:
◦Effectively managing cash and liquidity.
◦Redeploying repayments of indirect automobile and residential mortgage loans into higher-yielding commercial loan products. Commercial loans totaled 61.1% of the Bank’s loan portfolio at March 31, 2026 compared to 55.6% at March 31, 2025.
◦The Bank continues to strategically shift its deposit mix toward lower cost core deposit relationships and away from higher priced funding, a favorable transition driven by the ongoing onboarding of Specialty Treasury clients that began during the first quarter of 2026.
•Net interest margin (NIM) improved for the sixth consecutive quarter to 3.83% for the three months ended March 31, 2026 compared to 3.76% for the three months ended December 31, 2025. The improved NIM resulted from a reduction in the cost of funds to 1.70% from 1.78% resulting from favorable changes in the Bank’s deposit mix coupled with disciplined deposit pricing and the recent reduction in the target federal funds rate. During the three months ended March 31, 2026, Specialty Treasury deposits grew by $27.6 million primarily in noninterest bearing and low interest bearing demand deposits leading to the improvement in the Bank’s deposit mix. This was partially offset as the yield on earning assets decreased to 5.47% from 5.48% due to the effect of the recent target federal funds rate cut on asset repricing.
•Noninterest expenses increased $89,000 to $10.0 million for the three months ended March 31, 2026 compared to $9.9 million for the three months ended December 31, 2025. This increase was driven by increases in salaries and employee benefits due to higher payroll taxes and healthcare benefits, data processing due to the implementation of enhanced treasury and commercial banking platforms and occupancy expenses due to higher winter maintenance and utility costs.
•Asset quality remains strong as nonperforming loans to total loans was 0.29% at March 31, 2026.

EXHIBIT 99.1

•Book value per share and tangible book value per share (Non-GAAP) was $31.30 and $29.38, respectively at March 31, 2026. The improvements since year-end 2025 resulted from increased equity due to current period net income, partially offset by the increase in accumulated other comprehensive losses, treasury shares repurchased under the Company’s stock repurchase program and the payment of dividends.
•The Bank remains well-capitalized and is positioned for future growth.

Management Commentary
President and CEO John H. Montgomery commented, “Our first quarter results reflect meaningful progress across our core financial objectives, reflecting the strength of our strategy and the disciplined execution of our team. Net interest margin improvement was largely attributable to a lower cost of funds, driven by a more favorable deposit mix, disciplined deposit pricing, and the cumulative impact of federal funds target rate reductions. Complementing this, earning asset yields held up well as our balance sheet restructuring executed in the third quarter last year continued to insulate the portfolio against rate reductions on asset repricing, strengthening both our financial foundation and our ability to generate sustainable earnings growth. Throughout this period, we remained focused on advancing key strategic initiatives that we believe set the Company on a stronger trajectory as we move through 2026 and beyond.

While macroeconomic uncertainties persist, our approach remains grounded in prudent financial management, disciplined balance sheet positioning, and a consistent commitment to maintaining the credit quality our shareholders have come to expect. Total loans decreased by $4.4 million, or 0.4%, during the quarter,with decreases in consumer, commercial and industrial and commercial real estate loans more than offsetting increases in construction and residential real estate loans. Loan demand showed momentum during the quarter, with production totaling $30.5 million against $29.4 million in payoffs over the past three months. Our asset quality continues to be strong, with nonperforming loans representing 0.29% of total loans and the allowance for credit losses covering 309.5% of nonperforming assets at quarter-end. We remain confident in the overall health of our loan portfolio and our ability to manage risk effectively as we continue to grow.

During the first quarter, our Specialty Treasury Payments & Services program, a key pillar of our long-term strategy to drive sustainable revenue growth and expand our core deposit base, delivered meaningful early results. Building on the full deployment completed in the fourth quarter last year, we made measurable progress onboarding new customers and deepening relationships within the program, generating $28 million in new deposits since year-end. We remain confident this high-value investment will enhance our franchise's strength, efficiency and scalability while generating significant revenue growth over time. While bringing new customers fully onto the platform requires time, we are encouraged by the pipeline and the quality of relationships we are building.

We continue to build out our mortgage lending capabilities as a core pillar of our growth strategy, deepening customer relationships and diversifying revenue while creating meaningful cross-selling opportunities within our primary market. This initiative is a natural extension of our relationship-banking model and reinforces our broader lending and deposit growth objectives. While we pursue new avenues for growth, our commitment to the local customers and communities remains as strong as ever — they are the foundation of who we are and central to everything we do.

As we approach our 125th anniversary on July 1, 2026, we will mark this milestone through our Generations of Trust marketing campaign, reinforcing the longevity, stability, and community dedication that have defined our institution across five generations. We believe this initiative will strengthen brand awareness and deepen customer relationships in the markets we serve, supporting our long-term growth objectives.”

Dividend Declaration
The Company’s Board of Directors declared a $0.28 quarterly cash dividend per outstanding share of common stock, payable on or about May 29, 2026, to stockholders of record as of the close of business on May 15, 2026.

2026 First Quarter Financial Review
Net Interest and Dividend Income
Net interest and dividend income increased $2.6 million, or 22.6%, to $13.9 million for the three months ended March 31, 2026 compared to $11.3 million for the three months ended March 31, 2025.
•Net Interest Margin (NIM) (GAAP) increased to 3.83% for the three months ended March 31, 2026 compared to 3.27% for the three months ended March 31, 2025. Fully tax equivalent (FTE) NIM (Non-GAAP) increased 60 basis points (“bps”) to 3.88% for the three months ended March 31, 2026 compared to 3.28% for the three months ended March 31, 2025.
•Interest and dividend income increased $1.8 million, or 10.1%, to $19.7 million for the three months ended March 31, 2026 compared to $17.8 million for the three months ended March 31, 2025.

◦Interest income on loans increased $1.4 million, or 9.8%, to $16.0 million for the three months ended March 31, 2026 compared to $14.5 million for the three months ended March 31, 2025. The average balance of loans increased $76.9 million to $1.15 billion from $1.08 billion, causing a $1.1 million increase in interest income on loans. Additionally, the average yield on loans increased 14 bps to 5.64% from 5.50% despite a 75 bp reduction in the federal funds target rate since September 2025. While this led to the downward repricing of adjustable rate loans, the impact was negated by a reduction in lower yielding consumer loans due to the discontinuation of the indirect automobile loan product with the redeployment of those funds into higher yielding commercial loan products. The increase in the average yield caused a $378,000 increase in interest income on loans.
◦Interest income on investment securities increased $638,000, or 23.0%, to $3.4 million for the three months ended March 31, 2026 compared to $2.8 million for the three months ended March 31, 2025 driven by a 96 bp increase in average yields, coupled with a $6.8 million increase in average balances. The increase in yield was primarily due to the third quarter 2025 implementation of a balance sheet repositioning strategy of the Bank’s portfolio of available-for-sale investment securities in which $129.6 million in book value of lower-yielding investment securities with an average yield of 2.87% were sold for an after-tax realized loss of $9.3 million. Investment securities sold included $121.1 million of mortgage-backed securities/collateralized mortgage obligations issued by the U.S. government-sponsored agencies, $5.0 million of U.S. government agency securities and $3.5 million of municipal securities. The Bank then purchased $117.8 million of higher-yielding mortgage-backed securities/collateralized mortgage obligations issued by U.S government-sponsored agencies, municipal securities, subordinated debt investments and non-agency guaranteed securitizations with an expected tax-equivalent yield of approximately 5.43%.
◦Interest income on interest-earning deposits at other banks decreased $259,000 to $200,000 for the three months ended March 31, 2026 compared to $459,000 for the three months ended March 31, 2025 driven by a 113 bp decrease in the average yield and a $17.8 million decrease in average balances. The decrease in the yield was directly related to the Federal Reserve’s reductions in the target federal funds rate while the decrease in the volume was due to the funding of loans.
•Interest expense decreased $757,000, or 11.6%, to $5.8 million for the three months ended March 31, 2026 compared to $6.5 million for the three months ended March 31, 2025.
◦Interest expense on deposits decreased $879,000, or 14.4%, to $5.2 million for the three months ended March 31, 2026 compared to $6.1 million for the three months ended March 31, 2025. The cost of interest-bearing deposits declined 43 bps to 2.03% for the three months ended March 31, 2026 from 2.46% for the three months ended March 31, 2025 due to the change in the deposit mix and the recent Federal Reserve federal funds target rate decreases. The decrease in the cost of interest-bearing deposits accounted for a $1.1 million decrease in interest expense. This was partially offset as average interest-bearing deposit balances increased $39.4 million, or 3.9%, to $1.05 billion as of March 31, 2026 compared to $1.01 billion as of March 31, 2025, primarily as the Bank grew core banking relationships, onboarded Specialty Treasury clients and strategically reduced time deposit only relationships. The increase in average balances accounted for a $221,000 increase in interest expense.
Provision for Credit Losses
A provision for credit losses of $241,000 was recorded for the three months ended March 31, 2026. The provision for credit losses on loans was $228,000 and was primarily due to additional reserves required for individually assessed loans requiring specific reserves and charge-offs. Additionally, the provision for credit losses on unfunded commitments was $13,000 and was due to an increase in unfunded commitments. This compared to a recovery for credit losses of $40,000 recorded for the three months ended March 31, 2025 as the provision for credit losses on loans was $68,000 primarily due to qualitative adjustments on economic factors, and the provision for credit losses on unfunded commitments was $108,000 due to a decrease in unfunded commitments and a decrease in funding rates.

Noninterest Income
Noninterest income increased $175,000, or 22.2%, to $962,000 for the three months ended March 31, 2026, compared to $787,000 for the three months ended March 31, 2025 primarily due to a $92,000 increase in service fees related to corporate deposit and Individual Covered Health Reimbursement Arrangement accounts and a $77,000 increase in net gain on securities due to net losses of $69,000 recognized for the three months ended March 31, 2025 related primarily to the sale of equity securities.

Noninterest Expense
Noninterest expense increased $210,000, or 2.1%, to $10.0 million for the three months ended March 31, 2026 compared to $9.8 million for the three months ended March 31, 2025. Data processing expense increased $145,000 due to the implementation of enhanced treasury and commercial banking platforms in late 2025. Contracted services increased $95,000 due to outsourced information security services and robotic process automation projects. Other noninterest expense increased $76,000 due to increases in travel, meals and entertainment expenses related to sales activities and increases in dues and subscriptions and printing and office supplies expenses. Partially offsetting these increases, occupancy expense decreased $94,000 due to certain property management cost savings initiatives implemented in 2025 and salaries and benefits decreased $39,000. During the three months ended March 31, 2025, the Bank recorded $1.0 million of one-time non-recurring expenses related to a reduction in force. Excluding these one-time charges, salaries and benefits increased $1.0 million primarily due to revenue producing treasury and commercial banking personnel additions, merit increases and higher benefit compensation costs.

Statement of Financial Condition Review

Assets
Total assets increased $35.6 million, or 2.3%, to $1.58 billion at March 31, 2026, compared to $1.55 billion at December 31, 2025.
•Cash and due from banks increased $23.9 million, or 75.3%, to $55.5 million at March 31, 2026, compared to $31.7 million at December 31, 2025, driven by deposit growth.
•Securities increased $15.6 million, or 5.6%, to $295.5 million at March 31, 2026, compared to $279.9 million at December 31, 2025. This was primarily due to $26.0 million of security purchases, partially offset by $8.8 million of repayments on amortizing securities and a $1.9 million increase in unrealized losses on the portfolio.
Loans and Credit Quality
•Total loans decreased $4.4 million, or 0.4%, to $1.158 billion compared to $1.162 billion, and included decreases in consumer, commercial and industrial and commercial real estate loans of $6.2 million, $3.4 million and $2.2 million, respectively, partially offset by increases in construction and residential real estate loans of $6.0 million and $1.5 million, respectively. The decrease in consumer loans resulted from a reduction in indirect automobile loan production due to the discontinuation of this product offering as of June 30, 2023. This portfolio is expected to continue to decline as resources are allocated and production efforts are focused on more profitable commercial products. Excluding the $5.8 million decrease in indirect automobile loans, total loans increased $1.4 million, or 0.1%. Loan production totaled $30.5 million while $29.4 million of loans were paid off since December 31, 2025.
•Nonperforming loans, which include nonaccrual loans and accruing loans past due 90 days or more, were $3.3 million at March 31, 2026 and $5.3 million at December 31, 2025. Nonperforming loans to total loans ratio was 0.29% at March 31, 2026 and 0.46% at December 31, 2025. The decrease in nonperforming loans was due to the full repayment of a $2.0 million commercial real estate loan which was placed on nonaccrual status in the fourth quarter of 2025.
•The allowance for credit losses (ACL) was $10.3 million at March 31, 2026 and $10.1 million at December 31, 2025. As a result, the ACL to total loans was 0.89% at March 31, 2026 and 0.87% at December 31, 2025. During the current year, the Company recorded a net provision for credit losses of $241,000. The ACL to nonperforming assets was 309.5% at March 31, 2026 and 190.5% at December 31, 2025.
•Net charge-offs for the three months ended March 31, 2026 were $41,000, or 0.01% of average loans on an annualized basis. Net charge-offs for the three months ended March 31, 2025 were $54,000, or 0.02% of average loans on an annualized basis.
Liabilities
Total liabilities increased $34.4 million, or 2.5%, to $1.42 billion at March 31, 2026 compared to $1.39 billion at December 31, 2025.
Deposits
•Total deposits increased $35.6 million, or 2.7%, to $1.38 billion as of March 31, 2026 compared to $1.34 billion at December 31, 2025. Interest-bearing demand, non interest-bearing demand and savings deposits increased $27.5 million, $9.3 million and $2.9 million, respectively, while time deposits decreased $4.1 million. This favorable change in the deposit mix occurred as the Bank began onboarding Specialty Treasury clients during the three months ended March 31, 2026. The Bank continues to focus on building core banking relationships while strategically reducing higher priced funding. Brokered time deposits totaled $98.5 million as of March 31, 2026 and December 31, 2025, all of which mature within three months and were utilized to fund the purchase of floating rate CLO securities. At March 31, 2026, FDIC insured deposits totaled approximately 58.8% of total deposits while an additional 16.7% of total deposits were collateralized with investment securities.

Stockholders’ Equity
Stockholders’ equity increased $1.2 million, or 0.8%, to $158.8 million at March 31, 2026, compared to $157.5 million at December 31, 2025. The key factors positively impacting stockholders’ equity were $3.9 million of net income for the current year and $341,000 of shares issued as a result of stock option exercises, partially offset by a $1.5 million increase in accumulated other comprehensive loss resulting from market interest rate changes, the payment of $1.4 million in dividends and $292,000 of treasury shares purchased under the stock repurchase program since December 31, 2025.
Book value per share
Book value per common share was $31.30 at March 31, 2026 compared to $31.28 at December 31, 2025, an increase of $0.02.

Tangible book value per common share (Non-GAAP) was $29.38 at March 31, 2026, compared to $29.35 at December 31, 2025, an increase of $0.03.

Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.cb.bank.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 223-8317

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share and per share data) (Unaudited)

Selected Financial Condition Data	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Assets
Cash and Due From Banks	$55,549	$31,693	$55,890	$64,506	$61,274
Securities	295,452	279,895	272,559	267,171	258,699
Loans Held for Sale	—	—	107	512	230
Loans
Real Estate:
Residential	330,761	329,237	333,430	329,324	334,744
Commercial	550,029	552,180	539,395	513,197	497,316
Construction	51,394	45,419	38,905	40,680	54,597
Commercial and Industrial	157,694	161,081	143,919	138,221	107,419
Consumer	36,720	42,876	49,581	57,376	61,854
Other	31,239	31,467	38,156	32,026	32,564
Total Loans	1,157,837	1,162,260	1,143,386	1,110,824	1,088,494
Allowance for Credit Losses	(10,303)	(10,116)	(10,146)	(9,722)	(9,819)
Loans, Net	1,147,534	1,152,144	1,133,240	1,101,102	1,078,675
Premises and Equipment, Net	19,428	19,646	19,896	20,223	20,392
Bank-Owned Life Insurance	24,964	24,812	24,660	24,506	24,358
Goodwill	9,732	9,732	9,732	9,732	9,732
Accrued Interest Receivable and Other Assets	30,633	29,771	29,430	30,232	30,096
Total Assets	$1,583,292	$1,547,693	$1,545,514	$1,517,984	$1,483,456

Liabilities
Deposits
Noninterest-Bearing Demand Accounts	$301,053	$291,745	$291,882	$278,685	$267,392
Interest-Bearing Demand Accounts	384,599	357,134	365,976	353,448	341,212
Money Market Accounts	209,258	209,166	206,166	225,141	228,005
Savings Accounts	172,172	169,307	169,005	172,021	176,722
Time Deposits	308,355	312,453	301,391	280,137	267,766
Total Deposits	1,375,437	1,339,805	1,334,420	1,309,432	1,281,097

Other Borrowings	34,768	34,758	34,748	34,738	34,728
Accrued Interest Payable and Other Liabilities	14,336	15,593	23,881	25,452	19,342
Total Liabilities	1,424,541	1,390,156	1,393,049	1,369,622	1,335,167

Stockholders’ Equity	158,751	157,537	152,465	148,362	148,289
Total Liabilities and Stockholders’ Equity	$1,583,292	$1,547,693	$1,545,514	$1,517,984	$1,483,456

(Dollars in thousands, except share and per share data) (Unaudited)

	Three Months Ended
Selected Operating Data	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Interest and Dividend Income:
Loans, Including Fees	$15,957	$16,077	$15,973	$15,492	$14,528
Securities:
Taxable	2,999	3,035	2,848	2,860	2,777
Tax-Exempt	416	415	146	—	—
Dividends	7	7	7	9	28
Other Interest and Dividend Income	272	458	367	399	514
Total Interest and Dividend Income	19,651	19,992	19,341	18,760	17,847
Interest Expense:
Deposits	5,232	5,802	5,810	5,721	6,111
Short-Term Borrowings	188	—	68	108	23
Other Borrowings	359	364	364	391	402
Total Interest Expense	5,779	6,166	6,242	6,220	6,536
Net Interest and Dividend Income	13,872	13,826	13,099	12,540	11,311
Provision (Recovery) for Credit Losses - Loans	228	265	336	(136)	68
Provision (Recovery) for Credit Losses - Unfunded Commitments	13	97	(77)	144	(108)
Net Interest and Dividend Income After Net Provision (Recovery) for Credit Losses	13,631	13,464	12,840	12,532	11,351
Noninterest Income:
Service Fees	554	585	574	559	462
Insurance Commissions	1	1	1	1	1
Other Commissions	75	60	63	66	63
Net Gain on Sale of Loans	11	6	50	26	22
Net Gain (Loss) on Securities	8	14	(11,752)	—	(69)
Net Gain on Purchased Tax Credits	10	4	4	4	4
Net Gain on Disposal of Premises and Equipment	—	40	—	—	—
Income from Bank-Owned Life Insurance	152	152	154	148	149
Other Income	151	867	229	127	155
Total Noninterest Income (Loss)	962	1,729	(10,677)	931	787
Noninterest Expense:
Salaries and Employee Benefits	5,997	5,842	5,247	5,088	6,036
Occupancy	656	573	574	616	750
Equipment	349	382	367	372	330
Data Processing	942	790	708	761	797
Federal Deposit Insurance Corporation Assessment	173	171	173	203	176
Pennsylvania Shares Tax	286	242	306	143	257
Contracted Services	405	481	371	382	310
Legal and Professional Fees	221	234	411	117	262
Advertising	142	192	132	124	119
Other Real Estate Owned	—	55	8	1	—
Other Expense	841	961	886	941	765
Total Noninterest Expense	10,012	9,923	9,183	8,748	9,802
Income (Loss) Before Income Tax Expense	4,581	5,270	(7,020)	4,715	2,336
Income Tax Expense (Benefit)	714	528	(1,324)	766	427
Net Income (Loss)	$3,867	$4,742	$(5,696)	$3,949	$1,909

	Three Months Ended
Per Common Share Data	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Dividends Per Common Share	$0.28	$0.26	$0.26	$0.25	$0.25
Earnings (Loss) Per Common Share - Basic	0.77	0.95	(1.14)	0.79	0.37
Earnings (Loss) Per Common Share - Diluted	0.73	0.89	(1.07)	0.74	0.35

Weighted Average Common Shares Outstanding - Basic	5,053,586	5,015,025	4,985,188	5,022,813	5,125,577
Weighted Average Common Shares Outstanding - Diluted	5,318,874	5,304,685	5,319,594	5,332,026	5,471,006

	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Common Shares Outstanding	5,072,183	5,036,509	4,998,383	4,972,300	5,099,069
Book Value Per Common Share	$31.30	$31.28	$30.50	$29.84	$29.08
Tangible Book Value per Common Share (1)	29.38	29.35	28.56	27.88	27.17
Stockholders’ Equity to Assets	10.0%	10.2%	9.9%	9.8%	10.0%
Tangible Common Equity to Tangible Assets (1)	9.5	9.6	9.3	9.2	9.4

	Three Months Ended
Selected Financial Ratios (2)	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Return on Average Assets	1.01%	1.22%	(1.50)%	1.06%	0.53%
Return on Average Equity	9.84	12.14	(15.15)	10.76	5.24
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	133.68	134.05	134.42	135.33	134.70
Average Equity to Average Assets	10.24	10.02	9.93	9.88	10.07
Net Interest Rate Spread	3.29	3.18	3.05	2.91	2.61
Net Interest Rate Spread (FTE) (1)	3.34	3.23	3.08	2.93	2.63
Net Interest Margin	3.83	3.76	3.64	3.54	3.27
Net Interest Margin (FTE) (1)	3.88	3.80	3.67	3.55	3.28
Net Charge-Offs (Recoveries) to Average Loans	0.01	0.10	(0.03)	(0.01)	0.02
Efficiency Ratio	67.49	63.79	379.15	64.94	81.02

Asset Quality Ratios	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Allowance for Credit Losses to Total Loans	0.89%	0.87%	0.89%	0.88%	0.90%
Allowance for Credit Losses to Nonperforming Loans (3)	309.49	190.51	464.99	550.20	414.48
Delinquent and Nonaccrual Loans to Total Loans (4)	0.54	0.86	0.59	0.49	0.54
Nonperforming Loans to Total Loans (3)	0.29	0.46	0.19	0.16	0.22
Nonperforming Assets to Total Assets (5)	0.21	0.34	0.15	0.13	0.16

Capital Ratios (6)	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Common Equity Tier 1 Capital (to Risk Weighted Assets)	14.70%	13.92%	14.19%	15.28%	14.94%
Tier 1 Capital (to Risk Weighted Assets)	14.70	13.92	14.19	15.28	14.94
Total Capital (to Risk Weighted Assets)	15.71	14.89	15.20	16.29	15.95
Tier 1 Leverage (to Adjusted Total Assets)	10.34	10.15	10.06	10.49	10.36
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2)    Interim period ratios are calculated on an annualized basis.
(3)    Nonperforming loans consist of all nonaccrual loans and accruing loans that are 90 days or more past due.
(4)    Delinquent loans consist of accruing loans that are 30 days or more past due.
(5)    Nonperforming assets consist of nonperforming loans and other real estate owned.
(6)    Capital ratios are for Community Bank only.
Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS

	Three Months Ended
	March 31, 2026			December 31, 2025			September 30, 2025			June 30, 2025			March 31, 2025
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,151,941	$16,023	5.64%	$1,138,734	$16,145	5.62%	$1,120,036	$16,034	5.68%	$1,098,698	$15,549	5.68%	$1,075,083	$14,584	5.50%
Debt Securities
Taxable	249,917	2,999	4.80	241,449	3,035	5.03	259,196	2,848	4.40	284,499	2,860	4.02	278,362	2,777	3.99
Tax-Exempt	35,218	527	5.99	35,243	525	5.96	12,461	185	5.94	—	—	—	—	—	—
Equity Securities	1,000	7	2.80	1,000	7	2.80	1,000	7	2.80	1,000	9	3.60	2,674	28	4.19
Interest-Earning Deposits at Banks	27,236	200	2.94	41,222	384	3.73	29,682	293	3.95	33,564	331	3.94	45,056	459	4.07
Other Interest-Earning Assets	3,874	72	7.54	2,998	74	9.79	3,972	74	7.39	3,767	68	7.24	3,196	55	6.98
Total Interest-Earning Assets	1,469,186	19,828	5.47	1,460,646	20,170	5.48	1,426,347	19,441	5.41	1,421,528	18,817	5.31	1,404,371	17,903	5.17
Noninterest-Earning Assets	87,352			85,605			75,480			67,513			63,324
Total Assets	$1,556,538			$1,546,251			$1,501,827			$1,489,041			$1,467,695
Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$365,729	$1,642	1.82%	$367,382	$1,850	2.00%	$350,232	$1,835	2.08%	$334,752	$1,677	2.01%	$317,799	$1,526	1.95%
Money Market Accounts	209,181	1,104	2.14	212,212	1,232	2.30	211,660	1,401	2.63	238,195	1,747	2.94	230,634	1,726	3.04
Savings Accounts	169,568	40	0.10	168,853	45	0.11	171,188	43	0.10	174,055	42	0.10	172,322	41	0.10
Time Deposits	300,781	2,446	3.30	306,395	2,675	3.46	287,646	2,531	3.49	259,506	2,255	3.49	285,093	2,818	4.01
Total Interest-Bearing Deposits	1,045,259	5,232	2.03	1,054,842	5,802	2.18	1,020,726	5,810	2.26	1,006,508	5,721	2.28	1,005,848	6,111	2.46
Short-Term Borrowings	18,990	188	4.01	16	—	4.71	5,655	68	4.77	9,143	108	4.74	1,985	23	4.70
Other Borrowings	34,764	359	4.19	34,754	364	4.16	34,743	364	4.16	34,733	391	4.52	34,723	402	4.70
Total Interest-Bearing Liabilities	1,099,013	5,779	2.13	1,089,612	6,166	2.25	1,061,124	6,242	2.33	1,050,384	6,220	2.38	1,042,556	6,536	2.54
Noninterest-Bearing Demand Deposits	283,546			285,269			271,462			270,729			265,522
Total Funding and Cost of Funds	1,382,559		1.70	1,374,881		1.78	1,332,586		1.86	1,321,113		1.89	1,308,078		2.03
Other Liabilities	14,564			16,367			20,120			20,789			11,854
Total Liabilities	1,397,123			1,391,248			1,352,706			1,341,902			1,319,932
Stockholders' Equity	159,415			155,003			149,121			147,139			147,763
Total Liabilities and Stockholders' Equity	$1,556,538			$1,546,251			$1,501,827			$1,489,041			$1,467,695
Net Interest Income (FTE) (Non-GAAP) (3)		$14,049			$14,004			$13,199			$12,597			$11,367
Net Interest-Earning Assets (4)	370,173			371,034			365,223			371,144			361,815
Net Interest Rate Spread (FTE) (Non-GAAP) (3) (5)			3.34%			3.23%			3.08%			2.93%			2.63%
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			3.88			3.80			3.67			3.55			3.28
(1)    Annualized based on three months ended results.
(2)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain Non-GAAP financial measures. We believe these Non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these Non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with similar Non-GAAP measures which may be presented by other companies. Where Non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
(Dollars in thousands, except share and per share data) (Unaudited)

Total Assets (GAAP)	$1,583,292	$1,547,693	$1,545,514	$1,517,984	$1,483,456
Goodwill and Intangible Assets, Net	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)
Tangible Assets (Non-GAAP) (Numerator)	$1,573,560	$1,537,961	$1,535,782	$1,508,252	$1,473,724
Stockholders' Equity (GAAP)	$158,751	$157,537	$152,465	$148,362	$148,289
Goodwill and Intangible Assets, Net	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$149,019	$147,805	$142,733	$138,630	$138,557
Stockholders’ Equity to Assets (GAAP)	10.0%	10.2%	9.9%	9.8%	10.0%
Tangible Common Equity to Tangible Assets (Non-GAAP)	9.5%	9.6%	9.3%	9.2%	9.4%
Common Shares Outstanding (Denominator)	5,072,183	5,036,509	4,998,383	4,972,300	5,099,069
Book Value per Common Share (GAAP)	$31.30	$31.28	$30.50	$29.84	$29.08
Tangible Book Value per Common Share (Non-GAAP)	$29.38	$29.35	$28.56	$27.88	$27.17

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
(Dollars in thousands) (Unaudited)

Net Income (Loss) (GAAP)	$3,867	$4,742	$(5,696)	$3,949	$1,909
Annualization Factor	4.06	3.97	3.97	4.01	4.06
Average Stockholders' Equity (GAAP)	$159,415	$155,003	$149,121	$147,139	$147,763
Average Goodwill and Intangible Assets, Net	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)
Average Tangible Common Equity (Non-GAAP) (Denominator)	$149,683	$145,271	$139,389	$137,407	$138,031
Return on Average Equity (GAAP)	9.84%	12.14%	(15.15)%	10.76%	5.24%
Return on Average Tangible Common Equity (Non-GAAP)	10.48%	12.95%	(16.21)%	11.53%	5.61%

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
(Dollars in thousands) (Unaudited)

Interest Income (GAAP)	$19,651	$19,992	$19,341	$18,760	$17,847
Adjustment to FTE Basis	177	178	100	57	56
Interest Income (FTE) (Non-GAAP)	19,828	20,170	19,441	18,817	17,903
Interest Expense (GAAP)	5,779	6,166	6,242	6,220	6,536
Net Interest Income (FTE) (Non-GAAP)	$14,049	$14,004	$13,199	$12,597	$11,367

Net Interest Rate Spread (GAAP)	3.29%	3.18%	3.05%	2.91%	2.61%
Adjustment to FTE Basis	0.05	0.05	0.03	0.02	0.02
Net Interest Rate Spread (FTE) (Non-GAAP)	3.34%	3.23%	3.08%	2.93%	2.63%

Net Interest Margin (GAAP)	3.83%	3.76%	3.64%	3.54%	3.27%
Adjustment to FTE Basis	0.05	0.04	0.03	0.01	0.01
Net Interest Margin (FTE) (Non-GAAP)	3.88%	3.80%	3.67%	3.55%	3.28%

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
(Dollars in thousands) (Unaudited)

Income (Loss) Before Income Tax Expense (GAAP)	$4,581	$5,270	$(7,020)	$4,715	$2,336
Net Provision (Recovery) for Credit Losses	241	362	259	8	(40)
PPNR (Non-GAAP)	4,822	5,632	(6,761)	4,723	2,296
Adjustments
Net (Gain) Loss on Securities	(8)	(14)	11,752	—	69
Net Gain on Disposal of Premises and Equipment	—	(40)	—	—	—
Earn-out Payment Related to the Sale of EU	(8)	(711)	—	—	(49)
Reduction in Force Expenses	—	—	—	—	1,003
Adjusted PPNR (Non-GAAP) (Numerator)	$4,806	$4,867	$4,991	$4,723	$3,319
Annualization Factor	4.06	3.97	3.97	4.01	4.06
Average Assets (Denominator)	$1,556,538	$1,546,251	$1,501,827	$1,489,041	$1,467,695
Adjusted PPNR Return on Average Assets (Non-GAAP)	1.25%	1.25%	1.32%	1.27%	0.92%

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
(Dollars in thousands, except share and per share data) (Unaudited)

Net Income (Loss) (GAAP)	$3,867	$4,742	$(5,696)	$3,949	$1,909

Adjustments
Net (Gain) Loss on Securities	(8)	(14)	11,752	—	69
Net Gain on Disposal of Premises and Equipment	—	(40)	—	—	—
Earn-out Payment Related to the Sale of EU	(8)	(711)	—	—	(49)
Reduction in Force Expenses	—	—	—	—	1,003
Tax effect	3	(178)	(2,129)	—	(215)
Adjusted Net Income (Non-GAAP)	$3,854	$3,799	$3,927	$3,949	$2,717
Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,318,874	5,304,685	5,319,594	5,332,026	5,471,006
Earnings (Loss) per Common Share - Diluted (GAAP)	$0.73	$0.89	$(1.07)	$0.74	$0.35
Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$0.72	$0.72	$0.74	$0.74	$0.50
Net Income (Loss) (GAAP) (Numerator)	$3,867	$4,742	$(5,696)	$3,949	$1,909
Annualization Factor	4.06	3.97	3.97	4.01	4.06
Average Assets (Denominator)	1,556,538	1,546,251	1,501,827	1,489,041	1,467,695
Return on Average Assets (GAAP)	1.01%	1.22%	(1.50)%	1.06%	0.53%
Adjusted Net Income (Non-GAAP) (Numerator)	$3,854	$3,799	$3,927	$3,949	$2,717
Annualization Factor	4.06	3.97	3.97	4.01	4.06
Average Assets (Denominator)	1,556,538	1,546,251	1,501,827	1,489,041	1,467,695
Adjusted Return on Average Assets (Non-GAAP)	1.00%	0.97%	1.04%	1.06%	0.75%

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
(Dollars in thousands) (Unaudited)

Net Income (Loss) (GAAP) (Numerator)	$3,867	$4,742	$(5,696)	$3,949	$1,909
Annualization Factor	4.06	3.97	3.97	4.01	4.06
Average Equity (GAAP) (Denominator)	159,415	155,003	149,121	147,139	147,763
Return on Average Equity (GAAP)	9.84%	12.14%	(15.15)%	10.76%	5.24%
Adjusted Net Income (Non-GAAP) (Numerator)	$3,854	$3,799	$3,927	$3,949	$2,717
Annualization Factor	4.06	3.97	3.97	4.01	4.06
Average Equity (GAAP) (Denominator)	159,415	155,003	149,121	147,139	147,763
Adjusted Return on Average Equity (Non-GAAP)	9.80%	9.72%	10.45%	10.76%	7.46%

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
(Dollars in thousands) (Unaudited)

Noninterest Expense (GAAP) (Numerator)	$10,012	$9,923	$9,183	$8,748	$9,802

Net Interest and Dividend Income (GAAP)	$13,872	$13,826	$13,099	$12,540	$11,311

Noninterest Income (Loss) (GAAP)	962	1,729	(10,677)	931	787
Operating Revenue (GAAP) (Denominator)	$14,834	$15,555	$2,422	$13,471	$12,098
Efficiency Ratio (GAAP)	67.49%	63.79%	379.15%	64.94%	81.02%

Noninterest Expense (GAAP)	$10,012	$9,923	$9,183	$8,748	$9,802
Adjustments:
Reduction in Force Expenses	—	—	—	—	(1,003)
Adjusted Noninterest Expense (Non-GAAP) (Numerator)	$10,012	$9,923	$9,183	$8,748	$8,799

Net Interest and Dividend Income (GAAP)	$13,872	$13,826	$13,099	$12,540	$11,311
Noninterest Income (Loss) (GAAP)	962	1,729	(10,677)	931	787
Adjustments:
Net (Gain) Loss on Securities	(8)	(14)	11,752	—	69
Net Gain on Disposal of Premises and Equipment	—	(40)	—	—	—
Earn-out Payment Related to the Sale of EU	(8)	(711)	—	—	(49)
Adjusted Noninterest Income (Non-GAAP)	$946	$964	$1,075	$931	$807
Adjusted Operating Revenue (Non-GAAP) (Denominator)	$14,818	$14,790	$14,174	$13,471	$12,118
Adjusted Efficiency Ratio (Non-GAAP)	67.56%	67.09%	64.79%	64.94%	72.61%